UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2003

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

                On July 15, 2003, the Boards of Directors of M&T Bank Corporation (“M&T”) and its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), took action to elect several new directors and to make various organizational changes as further described below.

                Robert E. Sadler, Jr. was elected Chairman of the Board of M&T Bank. Mr. Sadler joined M&T Bank in 1983 and has been President of M&T Bank since 1996.

                Michael P. Pinto was elected to the Boards of Directors of M&T and M&T Bank and was also elected as Vice Chairman of M&T Bank. Mr. Pinto will continue to serve as Chief Financial Officer of M&T and M&T Bank. Mr. Pinto joined M&T Bank in 1985, and has served as Chief Financial Officer since 1996.

                Emerson L. Brumback was elected to the Boards of Directors of M&T and M&T Bank and was appointed President and Chief Operating Officer of M&T Bank. Mr. Brumback has headed M&T Bank’s consumer business since his arrival in 1997.

                Messrs. Sadler, Pinto and Brumback will report to Robert G. Wilmers, who will remain Chief Executive Officer of M&T Bank, as well as Chairman, President and Chief Executive Officer of M&T.

                Mark J. Czarnecki, Executive Vice President of M&T Bank and President of the M&T Investment Group, will assume responsibility for M&T Bank’s retail banking network, including branches, ATMs, web banking and telephone banking systems, and will report to Mr. Brumback.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: July 17, 2003	By: /s/ Michael R. Spychala

Michael R. Spychala
Senior Vice President and Controller
(Principal Accounting Officer)